Exhibit 1.1

DISTRIBUTION AGREEMENT

August [●], 2022

[Agent]

[Address]

Ladies and Gentlemen:

Edison International, a California corporation (the “Company”), confirms its agreement with [●], as agent with respect to any Agency Transaction and/or principal under any Terms Agreement (as defined in Section 1(a) below) (in such capacity, “you” or the “Agent”) with [●], as counterparty under any Forward Transaction (as defined below) (in such capacity, “Forward Purchaser”), and with [●], as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares hereunder (in such capacity, “Forward Seller”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, no par value per share (the “Common Stock”), of the Company having an aggregate Gross Issuance Sales Price (as defined in Section 2(a)) or Gross Forward Sales Price (as defined in Section 2(b)), as applicable, of, in the aggregate, up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares of Common Stock issued or issuable pursuant to an Agency Transaction or Terms Agreement, in each case, that has occurred or may occur in accordance with the terms and conditions of this Agreement are hereinafter collectively referred to as the “Issuance Shares” (together with, where the context requires, any shares of Common Stock issued or issuable pursuant to an equivalent arrangement under the Alternative Distribution Agreements (as defined below)) and such shares borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller in connection with any Forward Transaction that has occurred or may occur in accordance with the terms of this Agreement are hereinafter collectively referred to as the “Forward Hedge Shares” (together with, where the context requires, any shares of Common Stock borrowed and sold or to be borrowed and sold pursuant to an equivalent arrangement under the Alternative Distribution Agreements (as defined below)), and the Issuance Shares and Forward Hedge Shares are collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3 (No. 333-258265) (the “registration statement”) for the registration of the offer and sale of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth a description of the Shares, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent and Forward Seller including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to

Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated July 29, 2021 filed as part of the Registration Statement (or, in the case of a registration statement filed pursuant to Section 4(r) of this Agreement, the prospectus filed as part of such registration statement), including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company has also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”) dated as of even date herewith, with [●], [●], [●], [●], [●], [●] and [●] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser there under a “Separate Agent”), for the issuance (in the case of Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Agents on the terms set forth in the applicable Separate Distribution Agreements. The Company may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and, together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Agents” and together with the Separate Agents, the “Alternative Agents”).

The Company, Agent, Forward Seller and Forward Purchaser agree as follows:

1.Issuance, Sale and Forward Transactions.
(a)Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent or the Forward Seller and Forward Purchaser, as applicable, with any due diligence materials and information reasonably requested by the Agent or Forward Purchaser and Forward Seller, as applicable, necessary for such person to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (i) the Company and the Agent shall enter into an agreement in accordance with Section 2(a) hereof regarding the number of Issuance Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”) or (ii) the Company and the Forward Seller and the Forward Purchaser shall enter into an agreement in accordance with Section 2(b) hereof regarding the forward purchase of shares of Common Stock of the Company in a number equal to the Forward Hedge Shares, and the borrowing by the Forward Purchaser and sale by the Forward Seller of such Forward Hedge Shares, and the manner in which and other terms upon which such sale is to occur (each such transaction being referred to as a “Forward Transaction”). The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(d)(ii) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Issuance Sales Price of Issuance Shares and Gross Forward Sales Price of Forward Hedge Shares issued and sold pursuant to this Agreement, any Confirmation (as defined below), any Alternative Distribution Agreements and any Terms Agreements equal the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.
(b)Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Issuance Transaction Acceptance (as defined below). Neither the Company nor the Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agent, or the respective Alternative Agents on any single given day, and the Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Issuance Transaction Acceptance, to place Shares only if and when the Company makes an Issuance Transaction Proposal to the Agent related to such an Agency Transaction and an Issuance Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Agent as provided in Section 2 below.

(c)Subject to the terms and conditions set forth below, the Company and the Forward Purchaser appoint the Forward Seller as agent to sell the Forward Hedge Shares in any Forward Transactions entered into hereunder. The Forward Purchaser will use commercially reasonable efforts, consistent with its normal practices, to borrow or cause its affiliates to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward Transaction, and the Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Forward Hedge Shares at prices in the aggregate up to the Forward Hedge Amount specified in the relevant Forward Transaction Acceptance (as defined below), in each case, in accordance with the terms and subject to the conditions hereof and of the applicable Forward Transaction Acceptance and the applicable Confirmation. Neither the Company, the Forward Seller nor the Forward Purchaser shall have any obligation to enter into a Forward Transaction. The Company shall be obligated to deliver Shares to the Forward Purchaser, and the Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Forward Transaction Acceptance and Confirmation, to sell Shares, only if and when the Company makes a Forward Transaction Proposal to the Forward Seller and Forward Purchaser and a Forward Transaction Acceptance has been delivered to the Company by each of the Forward Seller and Forward Purchaser and a Confirmation relating to such Forward Transaction has been delivered to the Company by the Forward Purchaser as provided in Section 2 below.
(d)The Agent, as agent in any Agency Transaction, and the Forward Seller, as agent in any Forward Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company by Agent in its capacity as agent of the Company or by Forward Seller in its capacity as agent of the Company and Forward Purchaser as shall be agreed by the Company and the Agent or Forward Seller, as applicable, in writing. For the avoidance of doubt and subject to the foregoing, the Agent and the Forward Seller may sell Shares by any method permitted by law including, without limitation, At the Market Offerings, sales made directly on the Exchange, sales made to or through a market maker or through an electronic communications network, in block transactions or in privately negotiated transactions.
(e)If Issuance Shares are to be sold in an Agency Transaction in an At the Market Offering, the Agent will confirm in writing to the Company the number of Issuance Shares sold on any Exchange Business Day and the related Gross Issuance Sales Price and Net Issuance Sales Price (as each of such terms is defined in Section 2(a)(ii) below) no later than the opening of trading on the immediately following Exchange Business Day. If Forward Hedge Shares are to be sold in a Forward Transaction in an At the Market Offering, the Forward Seller will confirm in writing to the Company and the Forward Purchaser the number of Forward Hedge Shares sold on any Exchange Business Day and the Gross Forward Sales Price and Net Forward Hedge Price (as each of such terms is defined in Section 2(b)(ii) below) no later than the opening of trading on the immediately following Exchange Business Day.

(f)If the Company shall default on its obligation to deliver Issuance Shares to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company (including legal or other expenses reasonably incurred in connection with investigating or defending the same) and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(a)(ii) below. The Company acknowledges and agrees that, in performing its obligations under this Agreement, the Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.
(g)The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Issuance Shares, (ii) the Agent shall incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Company in a Terms Agreement.
(h)Each of the Company, the Forward Purchaser and the Forward Seller acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 1(h), and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts, consistent with its normal practices, to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 1(h). In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.
2.Agency Transactions, Forward Transactions and Terms Agreements.
(a)Agency Transactions
(i)	The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto, or from any individual as may from time to time be authorized by the Company, provided notice of such designation is given to the Agent, to make such sales and shall set forth the information specified below (each, an “Issuance Transaction Proposal”). If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall no later than 9:30 a.m. (New York City time) on the Exchange Business Day following the date the Company delivers an Issuance Transaction Proposal deliver to the Company by email a notice (each, an “Issuance Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Issuance Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Agent. Each Issuance Transaction Proposal shall specify:
(1)	the Exchange Business Day(s) on which the Issuance Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(2)	the maximum number of Issuance Shares to be sold by the Agent on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and Agent and documented in the relevant Issuance Transaction Acceptance;
(3)	the lowest price, if any, at which the Company is willing to sell Issuance Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, an “Issuance Floor Price”); and
(4)	if other than 1% of the Gross Issuance Sales Price, the Agent’s discount or commission (the “Issuance Selling Commission Rate”).

An Issuance Transaction Proposal shall not set forth terms that, after taking into account the aggregate Gross Issuance Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Issuance Transaction Acceptances (if any), including under any Alternative Distribution Agreements, and any Terms Agreements and the aggregate Gross Forward Sales Price of Forward Hedge Shares previously sold or to be sold pursuant to pending Forward Transaction Acceptances (if any) or any Alternative Distribution Agreements, result or could result in a total amount that exceeds the Maximum Amount nor shall it set forth an Issuance Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares offered and sold does not exceed, and the price at which any Issuance Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Issuance Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Agent to the Company, the latest Issuance Transaction Acceptance shall govern any sales of Issuance Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Issuance Transaction Acceptance and prior to the delivery to the Company of the latest Issuance Transaction Acceptance. The Company or the Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Issuance Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair any party’s respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement or Forward Transaction. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Issuance Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(ii)	The Purchase Date(s) in respect of the Issuance Shares deliverable pursuant to any Issuance Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Issuance Transaction Acceptance. Except as otherwise agreed between the Company and the Agent, the Agent’s commission for any Issuance Shares sold through the Agent pursuant to this Agreement shall be a percentage, not to exceed 1%, of the actual sales price of such Issuance Shares (the “Gross Issuance Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Issuance Transaction Acceptance; provided, however, that such commission shall not apply when the Agent acts as principal, in which case the applicable commission or discount shall instead be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Issuance Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Issuance Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Issuance Shares is referred to herein at the “Net Issuance Sales Price.”
(iii)	Payment of the Net Issuance Sales Price for Issuance Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Issuance Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Agent) following each Purchase Date (each, an “Agency Settlement Date”).
(b)Forward Transactions.
(i)	In addition, the Company may, from time to time during the Term, propose to the Forward Seller and Forward Purchaser that they enter into a Forward Transaction with a specified Intended Forward Hedge Selling Period (as defined below), which proposal shall be made to the Forward Seller and Forward Purchaser by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto, or from any individual as may from time to time be authorized by the Company, provided notice of such designation is given to the Agent, to make such sales and shall set forth the information specified below (each, a “Forward Transaction Proposal” and an Issuance Transaction Proposal or a Forward Transaction Proposal, a “Transaction Proposal”). If the Forward Seller and the Forward Purchaser each agrees to the terms of such proposed Forward Transaction or if the Company and the Forward Seller and the Forward Purchaser mutually agree to modified terms for such proposed Forward Transaction, then the Forward Seller and Forward Purchaser shall no later than 9:30 a.m. (New York City time) on the Exchange Business Day following the date the Company delivers a Forward Transaction Proposal (provided such delivery occurs prior to 5:00 p.m. (New York City time) on such date) deliver to the Company by email a notice (each, a “Forward Transaction Acceptance” and an Issuance Transaction Acceptance or a Forward Transaction Acceptance, a “Transaction Acceptance”) confirming the terms of such proposed Forward Transaction as set forth in such Forward Transaction Proposal or setting forth the modified terms for such proposed Forward Transaction as agreed by the Company, the Forward Seller and the Forward Purchaser and, promptly after the terms for such Forward Transaction have been agreed, shall deliver a Confirmation executed by the Forward Purchaser substantially in the form set forth in Exhibit B (a “Confirmation”), such Confirmation to be duly executed by the Company promptly upon receipt, in each case with terms corresponding to such Forward Transaction. Each Forward Transaction Proposal shall specify:
(1)	the number of days during which the Forward Hedge Shares subject to such Forward Transaction are intended to be sold by the Forward Seller and the first date of such period (such period, the “Intended Forward Hedge Selling Period”);
(2)	the maximum number of Forward Hedge Shares to be sold by the Forward Seller on, or over the course of, the Intended Forward Hedge Selling Period, or as otherwise agreed between the Company, Forward Seller and Forward Purchaser and documented in the relevant Transaction Acceptance;
(3)	the lowest price, if any, at which the Company is willing for Forward Hedge Shares to be sold during the Intended Forward Hedge Selling Period or a formula pursuant to which such lowest price shall be determined (each, a “Forward Floor Price”);
(4)	if other than 1% of the Gross Forward Sales Price, the amount of any commission, discount or other compensation to be paid to the Forward Seller in connection with the sale of the Forward Hedge Shares (the “Forward Hedge Selling Commission Rate”); and
(5)	the “Maturity Date,” the stock loan fee threshold set forth in “Additional Adjustments”, the maximum Stock Loan Fee referred to in clause (vi) of “Conditions to Effectiveness” and section (a) of “Acceleration Events,” the “Spread,” “Forward Price Reduction Dates” and “Forward Price Reduction Amounts” (each, as defined in the relevant Confirmation) for such Forward Transaction.

A Forward Transaction Proposal shall not set forth terms that, after taking into account the aggregate Gross Issuance Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Issuance Transaction Acceptances (if any), including under any Alternative Distribution Agreements and any Terms Agreements and the aggregate Gross Forward Sales Price of Forward Hedge Shares previously sold or to be sold pursuant to pending Forward Transaction Acceptances (if any) or any Alternative Distribution Agreements, result or could result in a total amount that exceeds the Maximum Amount nor shall it set forth a Forward Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares sold and for otherwise monitoring the availability of Forward

Hedge Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares offered and sold does not exceed, and the price at which any Forward Hedge Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Forward Transaction Acceptance with respect to any Intended Forward Hedge Selling Period is delivered by the Forward Seller and Forward Purchaser to the Company, the latest Forward Transaction Acceptance shall govern any sales of Forward Hedge Shares for the relevant Intended Forward Hedge Selling Period, except to the extent of any action occurring pursuant to a prior Forward Transaction Acceptance and prior to the delivery to the Company of the latest Forward Transaction Acceptance. The Company, Forward Purchaser or Forward Seller may, upon notice to each other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of Forward Hedge Shares pursuant to Forward Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice or their respective obligations under any Agency Agreement or Terms Agreement.

(ii)	The Intended Forward Hedge Selling Period in respect of the Forward Hedge Shares to be sold pursuant to a Confirmation shall be set forth in or confirmed by the applicable Forward Transaction Acceptance. Except as otherwise agreed between the Company and the Forward Seller and Forward Purchaser, the Forward Hedge Selling Commission for any Forward Hedge Shares sold by the Forward Seller pursuant to this Agreement and the relevant Confirmation shall be a percentage, not to exceed 1%, of the actual sales price of such Forward Hedge Shares by the Forward Seller (the “Gross Forward Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Forward Transaction Acceptance. Notwithstanding the foregoing, in the event the Company agrees with the Forward Purchaser and Forward Seller regarding a sale of Forward Hedge Shares for which the sale of Forward Hedge Shares by the Forward Seller during the Intended Forward Hedge Selling Period would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Forward Purchaser and Forward Seller at the Forward Purchaser’s and Forward Seller’s request and upon reasonable advance notice to the Company, on or prior to the Forward Hedge Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Forward Hedge Settlement Date, and such other documents and information as the Forward Purchaser and Forward Seller, as applicable, shall reasonably request, and the Company and the Forward Purchaser and Forward Seller, as applicable, will agree to compensation that is customary for the Forward Seller with respect to such transaction. The Gross Forward Sales Price less the Forward Seller’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Forward Hedge Shares is referred to herein at the “Net Forward Hedge Price.”
(iii)	On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at The Depository Trust Company by such means of delivery as may be mutually agreed upon by such Forward Purchaser and Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Forward Seller shall deliver the related portion of the Net Forward Hedge Price in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date. The “Forward Hedge Settlement Date” means the second (2nd) Exchange Business Day (or such earlier day as is industry practice for regular-way trading) following each Exchange Business Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.
(iv)	Promptly following the completion of the Forward Hedge Selling Period, the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (in the form set forth on Annex B to the applicable Confirmation), which shall set forth the initial “Base Amount” for such Forward Transaction (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Hedge Completion Date” for such Forward Transaction and the “Initial Forward Price” for such Forward Transaction. The “Forward Hedge Selling Period” means, for any Forward Transaction, the Intended Forward Hedge Selling Period, provided that if, prior to the end of such Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to, the provisions of “Termination Settlement” in such Confirmation or (y) an Insolvency Filing (as defined in the Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence). The “Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Transaction, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.
(c)	If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, an Issuance Floor Price or a Forward Floor Price has been agreed to by the parties with respect to a Purchase Date or Intended Forward Hedge Selling Period, as the case may be, and the Agent or Forward Seller thereafter determines and notifies the Company that the Gross Issuance Sales Price for such Agency Transaction or the Gross Forward Sales Price for such Forward Transaction, as applicable, would not be at least equal to such Issuance Floor Price or Forward Floor Price, as applicable, then, in the case of an Agency Transaction, the Company shall not be obligated to issue and sell through the Agent and the Agent shall not be obligated to place, the Issuance Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Agent otherwise agree in writing and, in the case of a Forward Transaction, the Forward Seller shall not sell the Forward Hedge Shares proposed to be sold pursuant to such Forward Transaction on such day during the Intended Forward Hedge Selling Period.
(d)	Principal Transactions.
(i)	(1) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) or 2(b) of this Agreement, it will notify the Agent of the proposed terms of the Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(2) The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent unless and until the Company and the Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(ii)	Each sale of the Issuance Shares to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Shares to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by the Agent. The commitment of the Agent to purchase the Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Issuance Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Agent in the reoffering of the Issuance Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and Forward Hedge Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Issuance Shares.
(e)If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.
(f)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares, and no Agent or Forward Seller shall be required to sell any Shares, pursuant to this Agreement (whether in an Agency Transaction, Forward Transaction or a Principal Transaction) and, by notice to the Agent or Forward Seller, as applicable, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agent or Forward Seller, as applicable, shall not be obligated to offer or sell any Shares, (i) during any regularly scheduled closed trading window period as defined in the Company’s insider trading policy, as it exists on the date of this Agreement, (ii) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(g)The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company or, in the case of a Forward Transaction, by the Forward Seller shall be effected only by or through one agent or forward seller hereunder or under any Alternative Distribution Agreement, as the case may be, on any Exchange Business Day.
(h)Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and/or sale of, and the Agent, as sales agent, or the Forward Seller, as agent in any Forward Transaction, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Confirmation and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the

Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of shares of Common Stock approved for listing on the Exchange, or in excess of the number or amount of shares of Common Stock available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.
3.Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Agent, with respect to any Agency Transaction or Principal Transaction, and the Forward Purchaser and the Forward Seller, with respect to any Forward Transaction, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:
(a)The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed the Registration Statement with the Commission for registration under the Act of the offering and sale of the Shares. The Company has filed with the Commission, and furnished to you, a Base Prospectus relating to the Shares in accordance with Rule 424(b) and will file with the Commission a Prospectus relating to the Shares in accordance with Rule 424(b). The Registration Statement, at each Representation Date, is effective and meets the requirements set forth in Rule 415(a)(1)(x); there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company. On each Representation Date, the Registration Statement did, and when the Prospectus is first filed and on each Representation Date, the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on each Representation Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on each Representation Date, (x) the Prospectus (together with any amendment or supplement thereto) and (y) each Permitted Free Writing Prospectuses, if any, taken together with the Prospectus (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Agent, Forward Seller or Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of the Agent, Forward Seller or Forward Purchaser consists of the information described as such in Section 9(b). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s or Forward Seller’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.
(b)Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus. The Company represents and agrees that it has not and, unless it obtains the prior consent of the Agent, Forward Seller and Forward Purchaser until the termination of this Agreement, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agent, Forward Seller and Forward Purchaser (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the second business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act. No Permitted Free-Writing Prospectus will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein or deemed to be a part thereof that has not been superseded or modified.
(c)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus (the “Financial Statements”) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Company’s most recent Annual Report on Form 10-K, incorporated by reference in the Registration

Statement and the Prospectus fairly present, on the basis stated in such Annual Report on Form 10-K, the information included therein. The financial information included or incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complies with the requirements of Item 10(e) of Regulation S-K and Regulation G under the Act, as applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the Prospectus fairly represents the information called for in all material respects and has been prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the information shown therein, and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments therein are appropriate to give effect to the transactions and circumstances referred to therein.
(d)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.
(e)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options, the vesting of restricted stock units or the issuance of performance shares under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus, the issuance of Shares pursuant to this Agreement, and the issuance of shares of Common Stock pursuant to any dividend reinvestment plans or retirement savings plans referenced in the Registration Statement and the Prospectus) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are materially consistent with past practice), or any material adverse change, in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f)Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Incorporated Documents, the Prospectus and any Permitted Free Writing Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect”); all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as publicly disclosed in filings made with the Commission; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Exhibit D hereto and (b) certain other direct and indirect subsidiaries which individually and in the aggregate do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
(g)The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company (other than pursuant to equity incentive or dividend reinvestment plans described in the Registration Statement or Prospectus) or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company and the Company’s charter and by-laws conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and such are accurate summaries in all material respects.
(h)This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement will have been duly authorized, executed and delivered by the Company.
(i)The Shares to be issued and sold pursuant to this Agreement, a Confirmation or any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, in any Confirmation or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.
(j)The Company has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform its obligations under this Agreement, each Confirmation and any Terms Agreement and to offer, issue, sell and deliver the Shares.
(k)This Agreement conforms and each Confirmation and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(l)Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of incorporation, by-laws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, in the aggregate, have a Material Adverse Effect).
(m)Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation, by-laws or other organizational documents of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.
(n)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained (i) under the Act, (ii) under the Exchange Act and (iii) such as may be required under the laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agent, Forward Seller or Forward Purchaser in the manner contemplated herein and in the Registration Statement or the Prospectus and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(o)There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property which, in any such case, is required by the Act or the Exchange Act to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectuses that is not described as so required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Prospectus and any analogous disclosure in other Exchange Act filings or any Permitted Free Writing Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectuses from the sections entitled “Business—Southern California Edison Company—Regulation” and “Environmental Considerations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as may be updated by any subsequently filed Quarterly Report on Form 10-Q, Current Report on Form 8-K or Annual Report on Form 10-K, fairly summarize the matters therein described in all material respects.
(p)PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”), which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements of the Company as of December 31, 2021 and December 31, 2020 and for each of the three years in the period ended December 31, 2021, and the related financial statement schedule incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act.
(q)The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.
(r)The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(s)The Company and each of its subsidiaries (i) are in compliance with any and all applicable national and local U.S. federal and state laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to have or be in compliance with required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. Except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(t)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(u)Except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, except where the failure to satisfy such standard would not have a Material Adverse Effect; each pension plan established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan, has been determined by the Internal Revenue Service to be in all material respects designed in accordance with Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), and if such pension plan has subsequently been amended, the Company believes that each such pension plan, as amended, is designed in compliance with Section 401 of the Code; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, except in such cases where noncompliance would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(v)Except as set forth in or contemplated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Agent other than commercial paper.
(w)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined under Rule 13a-15(e) under the Exchange Act), and, as of the final day of the quarter immediately preceding the applicable Representation Date, such disclosure controls and procedures were effective.
(x)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, in each case except as set forth in or contemplated in the Registration Statement and Prospectus.
(y)The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(z)None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(aa)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign

Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(bb)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(cc)Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement or as contemplated by any Alternate Distribution Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(dd)No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.
(ee)Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and neither the Company nor any of its subsidiaries is aware of any such action taken or to be taken by any affiliates of the Company.
(ff)There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with Section 401 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) related to loans.
(gg)All of the Shares that have been or may be sold under this Agreement, any Confirmation and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.
(hh)The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.
(ii)The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, to the knowledge of the Company, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been or can be remedied without material cost or liability to the Company or the duty to notify any other person, nor are any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification for which the failure to maintain such compliance would, individually or in the aggregate, constitute a Material Adverse Effect.
(jj)Any certificate signed by any officer of the Company and delivered to the Agent, Forward Purchaser or Forward Seller or counsel for the Agent, Forward Purchaser or Forward Seller in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent, Forward Purchaser or Forward Seller, as applicable.
4.Certain Covenants of the Company. The Company hereby agrees with each of the Agent, the Forward Seller and the Forward Purchaser:
(a)For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agent, Forward Seller or Forward Purchaser, upon such party’s request, a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agent, Forward Seller or Forward Purchaser, upon request of such party, via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agent, Forward Seller or Forward Purchaser and, at the relevant party’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(c)To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agent, Forward Seller and Forward Purchaser promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening in writing of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event when an Agency Transaction, a Forward Transaction or a Principal Transaction is pending, as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities laws of such jurisdictions as the Agent, Forward Seller or Forward Purchaser may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent, Forward Seller or Forward Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purposes.
(f)To make available to the Agent, Forward Seller and Forward Purchaser at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, Forward Seller and Forward Purchaser, and upon request of the Agent, Forward Seller or Forward Purchaser, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agent, Forward Seller or Forward Purchaser may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); provided, however, that the Company shall have no obligation to provide the Agent, Forward Seller or Forward Purchaser with any document filed on EDGAR or included on the Company’s Internet website; and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)To furnish or make available to the Agent, Forward Seller and Forward Purchaser during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agent, Forward Seller or Forward Purchaser, as applicable, from time to time during the Term such other information as the Agent, Forward Seller or Forward Purchaser may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agent, Forward Seller or Forward Purchaser, as applicable; provided, however, that the Company shall have no obligation to provide the Agent, Forward Seller or Forward Purchaser with any document filed on EDGAR or included on the Company’s Internet website.
(h)If, at any time during the Term when an Agency Transaction, a Forward Transaction or a Principal Transaction is pending, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agent, Forward Seller or Forward Purchaser or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agent, Forward Seller and Forward Purchaser to cease the solicitation of offers to purchase the Shares in the Agent’s or Forward Seller’s capacity as agent, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.
(j)To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”
(k)Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.
(l)Except as otherwise agreed between the Company and the Agent, Forward Purchaser and Forward Seller, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the furnishing of copies of each thereof to the Agent, Forward Seller and Forward Purchaser and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares and any shares of Common Stock to be issued pursuant to a Confirmation, (iii) the qualification of the Shares and any shares of Common Stock to be issued pursuant to a Confirmation for offering and sale under the securities laws of such jurisdictions as the Agent, Forward Seller or Forward Purchaser may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent, Forward Seller and Forward Purchaser in connection therewith), (iv) the listing of the Shares and any shares of Common Stock to be issued pursuant to a Confirmation on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares and any shares of Common Stock to be issued pursuant to a Confirmation by the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent, Forward Purchaser and Forward Seller. in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder, under any Confirmation and under any Terms Agreement and (viii) the reasonable documented out-of-pocket expenses of the Agent, Forward Seller and Forward Purchaser including the reasonable fees and disbursements of counsel to the Agent, Forward Seller or Forward Purchaser, as

applicable, in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.
(m)With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.
(n)Unless there are no pending Agency Transactions, Forward Transactions or Principal Transactions or the Company has given written notice to the Agent, Forward Seller and Forward Purchaser that the Company has suspended activity under this Agreement and there are no such pending transactions, the Company will not, without (A) giving the Agent, the Forward Seller and the Forward Purchaser at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent and Forward Seller suspending activity under this program for such period of time as requested by the Company or deemed appropriate by each of the Agent and Forward Seller in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-4, a registration statement on Form S-8, a registration statement on Form S-3 relating to the Company’s dividend reinvestment plan or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, a Confirmation, any Alternative Distribution Agreement or any Terms Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of stock options, the vesting of restricted stock units or the issuance of performance shares granted thereunder, or (C) shares of Common Stock issued pursuant to the Company’s dividend reinvestment plans referenced in the Registration Statement and the Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.
(o)The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(p)The Company will use commercially reasonable efforts to cause the Shares and any Common Stock to be issued pursuant to a Confirmation to be listed on the Exchange.
(q)The Company consents to each of the Agent, the Forward Seller and the Forward Purchaser trading in the Common Stock for its own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, a Confirmation or any Terms Agreement.
(r)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Issuance Sales Price and Gross Forward Sales Price of Shares sold by the Company, including pursuant to any Alternative Distribution Agreements, is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company may elect, prior to the Renewal Deadline, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the offer and sale of the Shares, in a form reasonably satisfactory to the Agent, Forward Seller and Forward Purchaser. If the Company is no longer eligible to file an automatic shelf registration statement, the Company may elect, prior to the Renewal Deadline, if it has not already done so, to file a new shelf registration statement relating to the offer and sale of the Shares, in a form reasonably satisfactory to the Agent, Forward Seller and Forward Purchaser. References herein to the Registration Statement shall include any such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
5.Execution of Agreement. The Agent’s, Forward Seller’s and Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)the Company shall have delivered to the Agent, Forward Seller and Forward Purchaser:
(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit E hereto;
(ii)	an opinion, and if not covered in such opinion, a negative assurance letter of Munger, Tolles & Olson LLP, counsel for the Company, and an opinion and, if not covered in such opinion, a negative assurance letter, of the General Counsel or the Assistant General Counsel of the Company, each addressed to the Agent, Forward Purchaser and Forward Seller and dated the date of this Agreement, in the form of Exhibit C-1, Exhibit C-2, and Exhibit C-3, respectively, hereto;
(iii)	a “comfort” letter from PricewaterhouseCoopers, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;
(iv)	evidence reasonably satisfactory to the Agent, Forward Purchaser and Forward Seller and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
(v)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and
(vi)	such other documents as the Agent, Forward Purchaser and Forward Seller shall reasonably request; and
(b)The Agent, Forward Seller and Forward Purchaser shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agent, Forward Seller and Forward Purchaser addressed to the Agent, Forward Seller and Forward Purchaser and dated the date of this Agreement, addressing such matters as the Agent, Forward Seller and Forward Purchaser may reasonably request.
6.Additional Covenants of the Company. The Company further covenants and agrees with each of the Agent, Forward Seller and Forward Purchaser as follows:
(a)Each Transaction Proposal made by the Company that is accepted by the Agent, or Forward Seller and Forward Purchaser, by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent, Forward Seller or Forward Purchaser pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).
(b)Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) a new shelf registration statement filed by the Company pursuant to Section 4(r) first becomes effective, (iii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iv) the Agent, Forward Seller or Forward Purchaser shall reasonably request (each date referred to clauses (i), (ii),(iii) and (iv) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agent, Forward Seller and Forward Purchaser agree otherwise, furnish or cause to be furnished to the Agent, Forward Seller and Forward Purchaser certificates, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, in substantially the same form as the certificate referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and a Chief Financial Officer’s certificate covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agent, Forward Seller or Forward Purchaser may reasonably request, or, in lieu of such certificate in substantially the same form as the certificate referred to in Sections 5(a)(i) hereof, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agent, Forward Seller and Forward Purchaser are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date or a Forward Hedge Selling Period is on-going and (y) the Agent, Forward Purchaser or Forward Seller, as applicable, has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. Notwithstanding the foregoing, the requirements of this Section 6(b) shall be waived (i) on the date of this Agreement and (ii) for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal (as amended by the corresponding Transaction Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date; provided, however, that such waiver shall not apply for any Bring-Down Delivery Date on which the Company files its Annual Report on Form 10-K; provided, further, that if the Company subsequently decides to sell Shares following a Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents with the information required by this Section 6(b), then before the Company delivers the Transaction Proposal or any Agent or Forward Seller sells any Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with such information.
(c)Each Bring-Down Delivery Date, the Company shall, unless a waiver as described in Section 6(b) is in effect or each of the Agent, Forward Seller and Forward Purchaser agrees otherwise, cause to be furnished to Agent, Forward Seller and Forward Purchaser (A) the written opinion and, if not included in such opinion, negative assurance letter of the General Counsel or the Assistant General Counsel of the Company, in the form attached hereto as Exhibit C-3, (B) the written opinion and negative assurance letter of Munger, Tolles & Olson LLP, counsel to the Company, in the form attached hereto as Exhibit C-1 and Exhibit C-2, respectively, and (C) the written opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Agent, Forward Seller and Forward Purchaser, in substantially the same form as the opinion and letter referred to in Section 5(b), each dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of its opinion and letter, Cleary Gottlieb Steen & Hamilton LLP shall furnish the Agent, Forward Seller and Forward Purchaser with a letter substantially to the effect that the Agent, Forward Seller and Forward Purchaser may rely on the opinion and letter of such counsel referred to in Section 5(b), furnished to the Agent, Forward Seller and Forward Purchaser to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).
(d)Each Bring-Down Delivery Date, the Company shall, unless a waiver as described in Section 6(b) is in effect or each of the Agent, Forward Seller and Forward Purchaser agrees otherwise, cause PricewaterhouseCoopers to furnish to the Agent, Forward Seller and Forward Purchaser a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, in substantially the same form as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agent, Forward Seller or Forward Purchaser, cause a firm of independent public accountants to furnish to the Agent, Forward Seller and Forward Purchaser a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agent, Forward Seller or Forward Purchaser may reasonably request.
(e)(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent, Forward Seller and Forward Purchaser and no suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Agent or the Forward Purchaser and Forward Seller or the time the Agent delivers or the Forward Purchaser and Forward Seller deliver a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent or the Forward Purchaser and Forward Seller or the time the Agent delivers or the Forward Purchaser and Forward Seller deliver a Transaction Acceptance to the Company.
(f)The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agent, Forward Purchaser or Forward Seller or any of their counsel from time to time in connection with the transactions contemplated hereby, by any Confirmation or by any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and during any Intended Forward Hedge Selling Period and at any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of PricewaterhouseCoopers (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent, Forward Purchaser and Forward Seller and (ii) at each Bring-Down Delivery Date, excluding any such date for which a waiver as described in Section 6(b) is in effect, and otherwise as the Agent, Forward Purchaser or Forward Seller may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of PricewaterhouseCoopers (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent, Forward Purchaser or Forward Seller or any of their counsel.
(g)The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K and, if requested by the Agent, Forward Purchaser or Forward Seller and if required under the Act, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent, Forward Purchaser or Forward Seller under this Agreement, the Confirmation and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement, any Confirmation and any Terms Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent, Forward Purchaser or Forward Seller may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
(h)All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent, Forward Purchaser and Forward Seller. The Agent, Forward Purchaser and Forward Seller will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.Conditions of the Agent’s, Forward Purchaser’s and Forward Seller’s Obligation. The Agent’s obligation to use commercially reasonable efforts to solicit purchases on an agency basis for the Issuance Shares, the Forward Purchaser’s obligation to use commercially reasonable efforts, consistent with its normal practices, to borrow or cause its affiliates to borrow, offer and sell Forward Hedge Shares, and the Forward Seller’s obligation to use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Forward Hedge Shares and, in each case, such party’s obligation to otherwise take any action pursuant to a Transaction Acceptance or Confirmation and to purchase Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:
(a)At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s), during any Intended Forward Hedge Selling Period and at the relevant Time of Sale and Agency Settlement Date or Forward Hedge Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:
(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.
(ii)	The Company shall have performed and observed its covenants and other obligations hereunder, under any Confirmation and/or under any Terms Agreement, as the case may be, in all material respects.
(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, in the case of a Forward Transaction, during the Intended Forward Hedge Selling Period or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.
(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus or the Prospectus and the effect of which in the judgment of the Agent, Forward Purchaser or Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Confirmation, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.
(vi)	The Issuance Shares to be issued pursuant to the Issuance Transaction Acceptance or a Terms Agreement or the Forward Hedge Shares to be sold pursuant to a Forward Transaction Acceptance and Confirmation, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.
(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and any Common Stock to be issued pursuant to a Confirmation and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares or any Common Stock to be issued pursuant to a Confirmation.
(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agent, Forward Purchaser and Forward Seller; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company, at any time during the Forward Hedge Selling Period or at the time the Company and the Agent execute a Terms Agreement, as the case may be.
(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent, Forward Purchaser or Forward Seller shall have reasonably objected in writing.
(b)Within three Exchange Business Days after the applicable Bring-Down Delivery Date for which a waiver as described in Section 6(b) is not in effect or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent, Forward Purchaser and Forward Seller shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the obligations of the Agent, Forward Purchaser and Forward Seller, if any, to solicit purchases of Shares on an agency basis or to borrow Shares or otherwise take any action pursuant to a Transaction Acceptance and, if applicable, a Confirmation shall, unless otherwise agreed in writing by the Agent or Forward Purchaser and Forward Seller, as applicable, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent, Forward Purchaser or Forward Seller, as applicable, shall have received the documents described in the preceding sentence.
8.Termination.
(a)(i)The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent, Forward Purchaser and Forward Seller. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agent, Forward Purchaser and Forward Seller and in respect of the related Forward Transaction, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

(b)(i)The Agent, Forward Purchaser or Forward Seller may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)	In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement, any Alternative Distribution Agreements, any Confirmation and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, Forward Purchaser and Forward Seller or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.Indemnity and Contribution.
(a)The Company agrees to indemnify and hold harmless the Agent, the Forward Purchaser and the Forward Seller and each of their affiliates, directors and officers and each person, if any, who controls the Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the offer and sale of the Shares as originally filed or in any amendment thereof, or in the Permitted Free Writing Prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such Indemnified Person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with any information furnished to the Company by or on behalf of the Agent, the Forward Purchaser or the Forward Seller, as applicable, specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Agent, Forward Purchaser or Forward Seller consists of the information described as such in Section 9(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)Each of the Agent, Forward Seller and Forward Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to information relating to the Agent, the Forward Purchaser or the Forward Seller furnished to the Company by or on behalf of such party specifically for inclusion in the documents referred to in such indemnity. This indemnity agreement will be in addition to any liability which any of the Agent, the Forward Purchaser or the Forward Seller may otherwise have. The Company acknowledges that the statements set forth in the final sentence of the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Agent, the Forward Purchaser or the Forward Seller for inclusion in the Registration Statement or the Prospectus.
(c)Promptly after the receipt by any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above of notice of the commencement of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand, such person (the “Indemnified Person”) will, if a claim in respect thereof is to be made against whom such indemnification may be sought (the “Indemnifying Person”) notify the Indemnifying Person in writing of the commencement thereof; provided that the failure so to notify the Indemnifying Person (i) will not relieve it from any liability that it may have under this Section 9 unless and to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and (ii) will not, in any event, relieve the Indemnifying Person from any obligations to an Indemnified Person other than the indemnification obligation provided in Section 9(a) or Section 9(b) above . The Indemnifying Person shall be entitled to appoint counsel of the Indemnifying Person’s choice at the Indemnifying Person’s expense to represent the Indemnified Person in any action for which indemnification is sought (in which case the Indemnifying Person shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Indemnified Persons except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Person. Notwithstanding the Indemnifying Person’s election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Indemnifying Person shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, (C) the Indemnifying Person shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (D) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the expense of the Indemnifying Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent, Forward Purchaser or Forward Seller and any of their affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent, Forward Purchaser or Forward Seller and any of their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agent, Forward Purchaser or Forward Seller, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. An Indemnifying Person will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.
(d)In the event that the indemnity provided in paragraph (a) or (b) of Section 9 is unavailable or insufficient to hold harmless an Indemnified Person for any reason, then each Indemnifying Person agrees to contribute to the aggregate losses, claims, damages and liabilities

(including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and the Agent, the Forward Purchaser or the Forward Seller may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, Forward Purchaser and Forward Seller, on the other, from the offering and sale of the Shares pursuant to this Agreement, any Confirmation and any Terms Agreements. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent, the Forward Purchaser and the Forward Seller shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Agent, Forward Purchaser and Forward Seller, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Agent, Forward Purchaser and Forward Seller shall be equal to the sum, for each Agency Transaction or Forward Transaction under this Agreement, of (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for each Forward Transaction under this Agreement, multiplied by the Net Forward Hedge Price for such Forward and (y) the number of Issuance Shares that the Agent has sold under this Agreement with respect to each Issuance (the “Actual Sold Issuance Amount”), multiplied by the Net Issuance Sales Price for such Issuance, (b) in the case of the Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the applicable Issuance Selling Commission Rate or commission rate agreed in a Terms Agreement, as the case may be (such amount, the “Issuance Selling Commission”) for such Issuance, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward Transaction under this Agreement, multiplied by the Forward Hedge Selling Commission Rate (such amount, the “Forward Hedge Selling Commission”) for such Forward Transaction, and (d) in the case of a Forward Purchaser, the net “Spread” (as such term is defined in the Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward Transaction executed in connection with this Agreement. Relative fault of the Company, on the one hand, and Agent, Forward Purchaser and Forward Seller, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
(e)The Company, the Agent, the Forward Purchaser and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. Notwithstanding the provisions of this Section 9, (i) in no event shall the Agent or Forward Seller be required to contribute any amount in excess of the amount by which the (x) aggregate of the Issuance Selling Commissions with respect to each Agency Transaction or transaction pursuant to a Terms Agreement or (y) aggregate of the Forward Hedge Selling Commissions with respect to each Forward Transaction, as applicable, exceeds the amount of any damages that the Agent or Forward Seller, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall the Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate of the net “Spread” (as such term is defined in the Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward Transaction executed in connection with this Agreement exceeds the amount of any damages that the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Agent, the Forward Purchaser or the Forward Seller within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent, the Forward Purchaser or the Forward Seller shall have the same rights to contribution as such party, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9.
(f)The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
10.Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and:
(a)	If to the Agent or Forward Seller, shall be sufficient in all respects if delivered or sent to [●], [address], to the attention of [●], [contact] (email [●]) and [●] (email [●]),
(b)	If to the Forward Purchaser, shall be sufficient in all respects if delivered or sent to [●][●] [address], to the attention of [contact], [●] (email [●]) and [●] (email [●]) and,
(c)	If to the Company, shall be sufficient in all respects if delivered or sent to it at 2244 Walnut Grove Avenue, Rosemead, CA 91770, Attn: Director, Corporate Finance (email brendan.b.bond@edisonintl.com).

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agent or Forward Seller by telephone or email to [contact] (telephone number [●]; email [●]) or [contact] (telephone number [●]; email [●]); to the Forward Purchaser by telephone or email to [contact] (telephone number [●]; email [●]) or [contact] (telephone number [●]; email [●]) and Transaction Acceptances shall be delivered by the Agent, Forward Purchaser or Forward Seller to the Company by email to Corporate Finance (email EIX.Finance@edisonintl.com).

11.No Fiduciary Relationship. The Company acknowledges and agrees that the Agent, the Forward Purchaser and the Forward Seller is each acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby, by any Confirmation and by any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, each of the Agent, the Forward Purchaser and the Forward Seller is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent, Forward Purchaser and Forward Seller shall have no responsibility or liability to the Company with respect thereto. Any review by the Agent, Forward Purchaser or Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent, Forward Purchaser or Forward Seller and shall not be on behalf of the Company.
12.Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.
13.Miscellaneous.
(a)Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.
(c)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.
14.Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No transferee of Shares from or through the Agent, Forward Purchaser or Forward Seller shall be deemed to be a successor merely by reason of transfer.
15.Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the

Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
16.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agent, Forward Purchaser and Forward Seller contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agent, the Forward Purchaser and the Forward Seller pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agent, the Forward Purchaser and the Forward Seller.
17.Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.
18.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that the Agent, Forward Purchaser or Forward Seller is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that the Agent, Forward Purchaser or Forward Seller is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Purchaser or Forward Seller and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each of the Agent, Forward Purchaser and Forward Seller is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent, Forward Purchaser and Forward Seller to properly identify its clients.
20.Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.
21.Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Agent, the Forward Purchaser and the Forward Seller, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Agent, the Forward Purchaser and the Forward Seller.

Very truly yours,

EDISON INTERNATIONAL

By: ___________________________

Name: Robert C. Boada

Title: Vice President and Treasurer

Accepted and agreed to as of the
date first above written:

[●], as Agent

By: __________________________

Name:

Title:

Accepted and agreed to as of the
date first above written:

[●], as Forward Seller

By: __________________________

Name:

Title:

Accepted and agreed to as of the
date first above written:

[●], as Forward Purchaser

By: __________________________

Name:

Title:

Schedule A

Authorized Company Representatives

Exhibit A

Edison International Common Stock

TERMS AGREEMENT

_____________, 20__

[Agent Address]

Dear Sirs:

Edison International, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated August [●], 2022 (the “Distribution Agreement”) between the Company, [●] (the “Agent”) and [●], to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

EDISON INTERNATIONAL

By:___________________________

Name:

Title:

Accepted and agreed as of
the date first above written:

[●]

By:_____________________________

Name:

Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, no par value

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinions of the Company’s outside counsel and the Company’s General Counsel or Assistant General Counsel referred to in Section 5(a)(ii) and 6(c), as applicable, and the negative assurance letter of the Company’s General Counsel or Assistant General Counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

●	The number of shares of Purchased Securities set forth above
●	The initial price to public set forth above
●	[Other]

Exhibit B

FORM OF CONFIRMATION

B-1

Exhibit C-1

FORM OF OPINION OF
MUNGER, TOLLES & OLSON LLP,
COUNSEL TO THE COMPANY

C-1-1

Exhibit C-2

FORM OF NEGATIVE ASSURANCE LETTER OF

MUNGER, TOLLES & OLSON LLP

COUNSEL TO THE COMPANY

C-2-1

Exhibit C-3

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT
OF COMPANY COUNSEL

C-3-1

Exhibit D

SIGNIFICANT SUBSIDIARIES

Southern California Edison Company

D-1

Exhibit E

OFFICERS’ CERTIFICATE

E-1